UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018 (May 9, 2018)

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-28167	52-2126573
(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska 99503-6091

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (907) 297-3000

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 9, 2018, Alaska Communications Systems Group, Inc., a Delaware corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with TAR Holdings LLC, Karen S. Singer, Gary A. Singer, and Julian D. Singer (each an Investor and, collectively, the “Investor Group”).

Pursuant to the Cooperation Agreement, the Company agreed to (i) increase the size of its Board of Directors (the “Board”) from six (6) to eight (8) members; (ii) appoint Wayne Barr, Jr. and Robert M. Pons to the Board (collectively, the “New Directors”), each with a term expiring at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) and until each of their successors is duly elected and qualified; (iii) nominate each of the New Directors and the six (6) incumbent members of the Board (the “Incumbent Slate,” and together with the New Directors, the “2018 Nominees”) for election at the 2018 Annual Meeting as a director of the Company with a term expiring at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) and until each of their successors is duly elected and qualified, such that a total of eight (8) directors are to be elected at the 2018 Annual Meeting; (iv) recommend to the Company’s stockholders each of the 2018 Nominees for election as directors of the Company at the 2018 Annual Meeting with a term expiring at the 2019 Annual Meeting and until each of their respective successors is duly elected and qualified; (v) cause the Company to support, and solicit proxies for, the election of each of the New Directors in substantially the same manner as the Company supports and solicits proxies for the election of each of the members of the Incumbent Slate at the 2018 Annual Meeting; (vi) cause all proxies received by the Company that provide stockholders with the opportunity to vote for all of the 2018 Nominees to be voted at the 2018 Annual Meeting in the manner specified by such proxies; (vii) appoint (a) during the Standstill Period (as defined below), each New Director to at least one (1) of the three (3) standing committees of the Board that the Company is required to maintain in accordance with the listing standards of the Nasdaq Stock Market LLC (the “Nasdaq”), (b) at least one (1) of the New Directors to the Compensation and Personnel Committee, and (c) at least one (1) of the New Directors to the Audit Committee; provided, however, that, with respect to such committee appointments, the New Director to be appointed to such committee is and continues to remain eligible to serve as a member of such committee pursuant to applicable law and the listing standards and/or rules of the Nasdaq that are applicable to the composition of such committee; (viii) ensure that any new committee of the Board established during the Standstill Period (each, a “New Committee”) includes at least one New Director; provided, however, that, with respect to such New Committee appointments, the New Director to be appointed to such New Committee is and continues to remain eligible to serve as a member of such New Committee pursuant to applicable law and the listing standards and/or rules of the Nasdaq that are applicable to the composition of such New Committee; provided, further, that the Board shall not be required to appoint any New Director to a New Committee, including, but not limited to, any special or executive committee of the Board, to the extent that such New Committee is formed for the purpose, in whole or in part, of having the members thereof deliberate and/or take any action with respect to certain matters specified in the Cooperation Agreement such as any matter that involves any actual or potential conflicts of interest between any of the Investors or any of the New Directors or any of their respective Affiliates or Associates, on the one hand, and the Company, on the other hand, (ix) not to increase the size of the Board beyond eight (8) members until the expiration of the Standstill Period (as defined below) without the unanimous approval of the Board or unless the Company enters into a definitive agreement relating to a strategic transaction that contemplates a counterparty to such transaction being able to designate one or more persons to be appointed or nominated for election to the Board; (x) grant TAR Holdings LLC a limited, one-time and non-transferrable exemption under the Company’s Section 382 Tax Benefits Preservation Plan, dated as of January 8, 2018 (the “Tax Benefits Plan”) allowing TAR Holdings LLC to acquire beneficial ownership of additional shares of Common Stock, $0.10 par value (the “Common Stock”) such that, together with its beneficial ownership of Common Stock on the date of the Cooperation Agreement, TAR Holdings LLC would, together with all the Investors and all of their respective Affiliates and Associates (as defined below), beneficially own a maximum number of shares of Common Stock representing no more than nine percent (9%) of the Common Stock then outstanding (the “Tax Benefits Plan Exemption”); and (xi) reimburse the Investor Group for its expenses, including legal fees and expenses, as actually incurred in connection with the matters related to the Investor Group’s involvement at the Company in an amount not to exceed, in the aggregate, $100,000.

Pursuant to the Cooperation Agreement, if the Company causes the Standstill Period to be extended pursuant to Section 3(h) of the Cooperation Agreement such that the 2019 Annual Meeting is within the Standstill Period, then the Company shall (i) nominate each of the New Directors for election at the 2019 Annual Meeting as a director of the Company with a term expiring at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) and until each of their respective successors is duly elected and qualified; (ii) recommend to the Company’s stockholders each of the New Directors for election as directors of the Company at the 2019 Annual Meeting with a term expiring at the 2020 Annual Meeting and until each of their respective successors is duly elected and qualified; (iii) cause the Company to support, and solicit proxies for, the election of each of the New Directors in substantially the same manner as the Company supports and solicits proxies for the election of each of its other recommended nominees for election to the Board at the 2019 Annual Meeting; and (iv) cause all proxies received by the Company that provide stockholders with the opportunity to vote for all of the New Directors at the 2019 Annual Meeting to be voted in the manner specified by such proxies.

The Cooperation Agreement also provides that if, during the Standstill Period, either of the New Directors (or any replacement director) is unable or unwilling to serve as a director, resigns as a director or is removed as a director of the Company (other than on account of (i) the failure of such New Director to be elected or re-elected by the stockholders at an annual meeting of the Company’s stockholders or a special meeting of stockholders held in lieu thereof, (ii) in accordance with the terms of the Cooperation Agreement, such New Director not being nominated to serve as a director at an annual meeting of the Company’s stockholders or a special meeting of stockholders held in lieu thereof, or (iii) such New Director ceasing to serve as a member of the Board pursuant to Section 1(f) of the Cooperation Agreement which allows the Company to accept the irrevocable advance letter of resignation submitted by each New Director prior such New Director joining the Board), and at such time the Investor Group beneficially owns in the aggregate at least the lesser of five percent (5.0%) of the Company’s then outstanding Common Stock, and 2,639,984 shares of Common Stock, subject to adjustment, then the Company and the Investor Group will work together in good faith to identify and propose a replacement director to be appointed to the Board who shall only be appointed to the Board after having been mutually agreed upon by both the Company and the Investor Group.

Under the terms of the Cooperation Agreement, the Investor Group has agreed to certain standstill provisions with respect to the Investor Group’s actions with regard to the Company and its Common Stock, for the duration of the Standstill Period, which is defined in the Cooperation Agreement as the period commencing on the date of the Cooperation Agreement and ending at 11:59 p.m., Alaska Time, on the date that is the earlier of (x) ten (10) calendar days prior to the expiration of the advance notice period for the submission by stockholders of director nominations for consideration at the 2019 Annual Meeting (as set forth in the advance-notice provisions of the Company’s Amended and Restated Bylaws), and (y) one hundred (100) calendar days prior to the first anniversary of the 2018 Annual Meeting; provided, however, that if the Company notifies the Investor Group or the New Directors in writing within twenty (20) calendar days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2019 Annual Meeting of the Company’s intention to nominate the New Directors as nominees for election to the Board at the 2019 Annual Meeting on the Company’s recommended slate of director candidates, the Standstill Period shall mean the period commencing on the date of the Cooperation Agreement and ending at 11:59 p.m., Alaska Time, on the date that is the earlier of (x) ten (10) calendar days prior to the expiration of the advance notice period for the submission by stockholders of director nominations for consideration at the 2020 Annual Meeting (as set forth in the advance-notice provisions of the Company’s Amended and Restated Bylaws), and (y) one hundred (100) calendar days prior to the first anniversary of the 2019 Annual Meeting.

The standstill provisions of the Cooperation Agreement generally prohibit the Investor Group and its Affiliates (as defined below) from taking specified actions during the Standstill Period with respect to the Company and its securities, including, among others: (i) soliciting or participating in any solicitation of proxies or written consents to vote any voting securities of the Company, (ii) conducting any non-binding referendum with respect to any voting securities of the Company; (iii) joining any other “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or becoming party to any voting arrangement or agreement; (iv) seeking or encouraging others to submit nominations for the election or removal of directors; (v) seeking, alone or in concert with others, representation on the Board, except as expressly permitted by the Cooperation Agreement; (vi) advising, encouraging or influencing any person with respect to the voting of (or execution of a proxy or written consent in respect of) or disposition of any securities of the Company; (vii) making stockholder proposals at any annual or special meeting of stockholders; (viii) calling, or supporting another stockholder’s call of, any meeting of stockholders; (ix) initiating, encouraging or participating in any “vote no,” “withhold” or similar campaign relating to the Company; (x) acquiring any additional securities of the Company or any rights decoupled from the underlying securities of the Company, except pursuant to the Tax Benefits Plan Exemption; (xi) publicly announcing or otherwise publicly disclosing an intent to propose or enter into or agree to enter into, singly or with any other person, directly or indirectly, any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries; (xii) providing investment advice with respect to the Company’s securities to any person, or providing logistical advice or assistance to any person engaged in a contested solicitation of proxies from the Company’s stockholders in connection with a meeting of stockholders of the Company or the solicitation of written consents from the Company’s stockholders; (xiii) instituting, soliciting or joining, as a party, any litigation, arbitration or other proceeding (including any derivative action) against the Company or any of its future, current or former directors or officers or employees; and (xiv) taking any action, directly or indirectly, to interfere with any employment, consulting, compensation, indemnification, separation or other agreements, arrangements or understandings, whether written or oral, formal or informal, between the Company and any current or former director or officer of the Company, or which are intended to benefit any current or former director or officer of the Company.

Pursuant to the Cooperation Agreement, the Investor Group irrevocably withdrew its (i) advance notice of nomination that it delivered to the Company on February 9, 2018 and any and all amendments and supplements thereto, and (ii) the demand for stockholder records that it delivered to the Company on January 12, 2018, pursuant to Section 220 of the Delaware General Corporation Law, as amended. The Investor Group has also agreed that at each annual and special meeting of stockholders held prior to the expiration of the Standstill Period, the Investor Group will (i) appear at such stockholders’ meeting or otherwise cause all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates (as such terms are defined in Rule 12b-2 of the Exchange Act) to be counted as present thereat for purposes of establishing a quorum; (ii) vote, or cause to be voted, all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates on the Company’s proxy card or voting instruction form in favor of (a) each of the directors nominated by the Board and recommended by the Board (and not in favor of any other nominees to serve on the Board), and (b) except in connection with any Opposition Matter (as defined below) or Other Voting Recommendation (as defined below), each of the stockholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s definitive proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for stockholder approval by the Board, and against all matters that the Board recommends against stockholder approval; and (iii) not execute any proxy card or voting instruction form in respect of such stockholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board. Pursuant to the Cooperation Agreement, in the event that Institutional Stockholder Services Inc. (“ISS”) issues a recommendation with respect to any matter (other than with respect to the election of nominees as directors to the Board or the removal of directors from the Board) that is different from the recommendation of the Board, each of the Investors shall have the right to vote their shares of Common Stock on the Company’s proxy card or voting instruction form in accordance with the ISS recommendation (the “Other Voting Recommendation”). Under the Cooperation Agreement, “Opposition Matter” means any of the following transactions, but only to the extent submitted by the Board to the Company’s stockholders for approval: (A) the sale or transfer of a material portion of the Company’s assets in one or a series of transactions; (B) the sale or transfer of a material portion of the outstanding shares of the Company’s Common Stock (through a merger, stock purchase, or otherwise); (C) any merger, consolidation, acquisition of control or other business combination; (D) any tender or exchange offer; (E) any dissolution, liquidation, or reorganization; (F) any amendments or modifications to the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws; (G) any changes in the Company’s capital structure (but, for the avoidance of doubt, excluding the ratification of the Tax Benefits Plan and any proposal relating to the adoption, amendment or continuation of any equity incentive plan which shall not be deemed Opposition Matters for purposes of the Cooperation Agreement); or (H) any other transactions that would result in a Change of Control (as defined in the Cooperation Agreement) of the Company.

Pursuant to the Cooperation Agreement, the Investor Group agreed that the New Directors (and any replacements thereof) will resign and the Company’s obligations under Section 1 of the Cooperation Agreement shall terminate upon the Investor Group taking certain actions specified in the Cooperation Agreement, including, but not limited to actions that violate the standstill provisions of the Cooperation Agreement, and that in furtherance of the foregoing the New Directors would enter into irrevocable advance letters of resignation. The Company agreed that the Investor Group shall have the right to suspend its obligations under Section 3 of the Cooperation Agreement if the Company breaches in any material respect its obligations under Section 1 of the Cooperation Agreement.

Pursuant to the Cooperation Agreement, the Investor Group has also agreed that in connection with any action by written consent that is sought to be taken by any party, other than the Company or the Board, prior to the expiration of the Standstill Period, each of the Investors will not vote and will take all necessary action, including, without limitation, the execution and completion of any consent revocation card solicited by the Company or the Board, in accordance with the recommendation of the Board, to cause not to be voted, any of their shares of Common Stock beneficially owned by each Investor and/or their respective Affiliates and Associates on any consent card related to or affecting the removal, replacement, or election of Board members and solicited by any party, other than the Company or the Board.

Pursuant to the Cooperation Agreement, the Investor Group has also agreed that in connection with any demand by a stockholder of the Company that the Company call a special meeting of stockholders, made prior to the expiration of the Standstill Period, each of the Investors will not vote and will take all necessary action, including, but not limited to, the execution and completion of any consent revocation card solicited by the Company or the Board in accordance with the recommendation of the Board, to cause not to be voted, any of their shares of Common Stock beneficially owned by each Investor and/or their respective Affiliates and Associates for any special meeting demand proposed or sought to be made by any party.

The Company and the Investor Group have also agreed to certain mutual non-disparagement and mutual release of claims provisions.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the Cooperation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2018, the Board voted to increase the size of the Board from six (6) to eight (8) members, effective upon the execution and effectiveness of the Cooperation Agreement. The Board also voted to appoint Mr. Barr and Mr. Pons as directors of the Company effective upon the execution and effectiveness of the Cooperation Agreement.

The Board has determined that Messrs. Barr and Pons each qualify as an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Concurrent with their appointment to the Board, Mr. Barr was appointed to the Board’s Compensation and Personnel Committee and Mr. Pons was appointed to the Board’s Audit Committee.

Messrs. Barr and Pons each will receive compensation for their services (consisting of cash retainers and eligibility for equity awards) under the Company’s director compensation program applicable to non-employee directors. In connection with their appointment as directors, Messrs. Barr and Pons each will enter into the Company’s standard form of indemnification agreement.

Except as disclosed in this Current Report on Form 8-K, there are currently no arrangements or understandings between Messrs. Barr and Pons and any other person pursuant to which Mr. Barr or Mr. Pons were appointed to serve as a member of the Board. The Company is not aware of any transaction involving Messrs. Barr and Pons requiring disclosure under Item 404(a) of Regulation S-K.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01    Other Events.

A copy of the press release issued by the Company on May 9, 2018 announcing the execution of the Cooperation Agreement and the appointment of Messrs. Barr and Pons to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cooperation Agreement dated May 9, 2018 by and among Alaska Communications Systems Group, Inc. and TAR Holdings LLC, Karen S. Singer, Gary A. Singer, and Julian D. Singer.

99.1	Alaska Communications Systems Group, Inc. Press Release issued on May 9, 2018.

Important Additional Information And Where To Find It

Alaska Communications, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Alaska Communications’ stockholders in connection with the matters to be considered at Alaska Communications’ 2018 Annual Meeting of Stockholders. Information regarding the names of Alaska Communications’ directors and executive officers and their respective interests in Alaska Communications by security holdings or otherwise can be found in Alaska Communications’ preliminary proxy statement for its 2018 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission (the SEC”) on April 27, 2018. To the extent holdings of Alaska Communications’ securities have changed since the amounts set forth in Alaska Communications’ preliminary proxy statement for its 2018 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Alaska Communications intends to file a definitive proxy statement and proxy card with the SEC in connection with the solicitation of proxies from Alaska Communications stockholders in connection with the matters to be considered at Alaska Communications’ 2018 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Alaska Communications’ definitive proxy statement for its 2018 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY ALASKA COMMUNICATIONS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying proxy card, and other documents filed by Alaska Communications with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Alaska Communications’ corporate website at www.alsk.com, by writing to Alaska Communications’ Corporate Secretary at Alaska Communications Systems Group, Inc., 600 Telephone Avenue, Anchorage AK 99503 or by contacting Alaska Communications’ investor relations department at (907) 564-7556.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2018	ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary